Exhibit 10.95
757 Third Avenue
New York, NY 10017
Tel: +1.212.954.4000
Fax: +1.212.872.3001
www.bearingpoint.com
October 3, 2006
Ms. Judy A. Ethell
[                              ]
     Re: Acknowledgement of Substituted Grants
Dear Judy:
     This letter agreement will evidence our agreement relating to the rescission of the grants of nonqualified stock options and restricted stock units made to you by BearingPoint, Inc. (the “Company”) in July 2005 in connection with your employment by the Company as of July 1, 2005. As you were advised after the July 1, 2005 grant, because of the blackout trading restrictions imposed by the Securities and Exchange Commission, the Company’s grants to you at that time could not be honored.
     Along with this letter you are being provided with a stock option agreement and award notice which provide you with the duly authorized, legal and validly issued option to acquire 600,000 shares of Company common stock at the fair market value on September 19, 2006, the date of the grant made to you, as well as duly authorized, legal and validly issued restricted stock unit agreements awarding you 292,000 restricted stock units and 94,000 restricted stock units, respectively. The option to acquire 600,000 shares of stock, the restricted stock unit grant of 292,000 shares and the additional restricted stock unit grant of 94,000 shares are provided to satisfy the Company’s 2005 option and restricted stock unit award obligation to you that is reflected in your employment letter with the Company dated June 22, 2005 (“Employment Letter”). In addition you will be reimbursed for reasonable attorney fees incurred in addressing the issues raised with respect to the 2005 awards by the blackout trading restrictions, and you will receive a tax gross-up on such reimbursements.
     By your execution of this letter agreement, you agree that the option and restricted stock unit grants made to you as of July 1, 2005 are void and of no effect. You also agree to accept the option and restricted stock unit grants made to you as of September 19, 2006, in full satisfaction of the 2005 stock option grant and restricted stock unit award described in your Employment Letter. Notwithstanding the preceding, to the extent the terms of the September 19, 2006 option and restricted stock unit grants and this letter agreement are not satisfied, you preserve all rights and claims under your Employment Letter and the stock option grants and restricted stock unit awards described therein.

Very truly yours,

/s/ Harry L. You Harry L. You
Chief Executive Officer

ACCEPTED:

/s/ Judy A. Ethell Judy A. Ethell